Exhibit 10.44 to 2009 10-K

EXECUTION VERSION

SECOND AMENDMENT dated as of February 12, 2010 (this “Amendment”), to the FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of October 20, 2006, as heretofore amended (as so amended, the “Credit Agreement”), among CONVERGYS CORPORATION, an Ohio corporation, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear below, constituting the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The definition of “Alternate Base Rate” is hereby amended to read as follows:

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate for a Borrowing with a one month Interest Period commencing on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA LIBOR Rates Page 3750 at approximately 11:00 a.m., London time, on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.”

(ii) The definition of “Applicable Rate” is hereby amended to read as follows:

““Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by S&P, Moody’s and Fitch, respectively, applicable on such date to the Index Debt:

Index Debt Ratings:	Eurodollar Spread	ABR Spread	Facility Fee Rate
Category 1 BBB- or higher/Baa3 or higher	2.50%	1.50%	.500%
Category 2 BB+ and Ba1	2.75%	1.75%	.500%
Category 3 BB and Ba2	3.00%	2.00%	.500%
Category 4 BB-/Ba3	3.25%	2.25%	.625%
Category 5 lower than BB-/lower than Ba3	3.50%	2.50%	.750%

For purposes of the foregoing, (i) if any of S&P, Moody’s or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall fall within different Categories, (A) if two of the ratings fall within the same Category, then the Applicable Rate shall be determined by reference to the Category of the two same ratings and (B) if each of the three ratings fall within different Categories, then the Applicable Rate shall be based on the rating that is between the highest and the lowest ratings; and (iii) if the ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P, Moody’s or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody’s or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.”

(iii) The following new definitions are hereby inserted in the proper alphabetical positions:

““Fitch” means Fitch, Inc.

“HRM Sale” means the sale, in one or more transactions, of the Borrower’s “HRM” line of business (i.e. the business of providing human resource outsourcing solutions, including benefits administration, compensation, human resource administration, learning, payroll administration, performance management, recruiting and sourcing services).

“Net Proceeds” means, with respect to the HRM Sale, (a) the cash proceeds received in respect of such sale, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) all fees and out-of-pocket expenses paid in connection with the HRM Sale by the Borrower and the Subsidiaries to Persons that are not Affiliates of the Borrower.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of stock or other equity interests in the Borrower, or any payment (whether in cash, securities or other property), on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of stock or other equity interests in the Borrower.”

(b) Section 2.10(a) of the Credit Agreement is hereby amended by the insertion of the following new sentence at the end thereof:

“The Borrower shall apply the Net Proceeds received by it from the HRM Sale, promptly upon the receipt thereof and up to an aggregate amount of $60,000,000, to the prepayment of Revolving Borrowings in accordance with paragraph (b) of this Section; provided that the Borrower shall not be obligated to make such prepayment if, at the time of the receipt of such Net Proceeds, the outstanding amount of the Revolving Borrowings is less than $275,000,000.”

(c) Section 2.12(a) of the Credit Agreement is hereby amended by inserting “plus the Applicable Rate” at the end thereof.

(d) Section 3.10 of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting in its place the following:

“The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial

Accounting Standards No. 87) did not, as of the end of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), exceed by more than $125,000,000 the fair market value of the assets of all such underfunded Plans.”

(e) Section 5.01(e) of the Credit Agreement is hereby amended by replacing the phrase “Moody’s or S&P” with “Moody’s, S&P or Fitch”.

(f) Section 6.04(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding any provision of this paragraph, the Borrower and the Subsidiaries may complete the HRM Sale.”

(g) Article VI of the Credit Agreement is hereby amended by inserting the following New Section 6.10 at the end thereof:

“SECTION 6.10. Certain Restricted Payments. The Borrower will not make or become obligated to make any Restricted Payment unless, after giving pro forma effect thereto, (a) (i) the sum of the total Revolving Credit Exposures and the aggregate principal amount of outstanding Competitive Loans would not exceed (ii) the total Commitments minus the aggregate Net Proceeds received or to be received from the HRM Sale and (b) the Borrower and the Subsidiaries will have cash and cash equivalents in amounts consistent with the customary business practices of the Borrower and the Subsidiaries as determined in good faith by the Borrower.”

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders, as of the Amendment Effective Date (as defined below), that:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, constitutes legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(c) On and as of the Amendment Effective Date, after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4. Effectiveness. This Amendment shall become effective, as of the date first above written, on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and Lenders constituting the Required Lenders; provided that the Administrative Agent shall have received all fees and other amounts due and payable to it on or prior to the Amendment Effective Date, including the Amendment Fee (as defined below) and reimbursement of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel, to the extent invoiced) required to be reimbursed by the Borrower under the Credit Agreement.

SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10. Fees and Expenses. (a) The Borrower agrees to pay on the Amendment Effective Date to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 4:00 p.m., New York City time, on February 11, 2010, an amendment fee (the “Amendment Fee”) in an amount equal to 0.25% of the amount of such Lender’s Commitment. All such fees shall be payable in immediately available funds and shall not be refundable.

(b) Without limiting the Borrower’s obligations under the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CONVERGYS CORPORATION,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
Name:
Title:

Each of the undersigned Guarantors consents to the foregoing Amendment and agrees that its obligations under the Guarantee Agreement remain in full force and effect and will not be diminished as a result thereof:

CONVERGYS CUSTOMER MANAGEMENT GROUP INC.,

by
Name:
Title:

CONVERGYS INFORMATION MANAGEMENT GROUP INC.,

by
Name:
Title:

CONVERGYS CMG UTAH, INC.,

by
Name:
Title:

ENCORE RECEIVABLE MANAGEMENT, INC.,

by
Name:
Title:

INTERVOICE, INC.,

by
Name:
Title:

SIGNATURE PAGE TO

SECOND AMENDMENT TO

CONVERGYS CORPORATION CREDIT AGREEMENT

Name of Institution:
by
Name:
Title:
Name of Institution:[1]
by
Name:
Title:

[1]	For any Lender requiring a second signature line.